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                                                                    EXHIBIT 99.4

                           IMPORTANT TAX INFORMATION

This tax information is provided in connection with the Prospectus of Air &
Water Technologies Corporation dated               , 1997 (the "Prospectus").
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Prospectus.

  Under the United States Federal income tax laws, dividend payments that may be made by the Company on shares of Class A Common Stock and Class B Common Stock, if any, issued upon the exercise of Rights may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder
(i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (TIN) and that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder who exercises Rights and wishes to avoid backup withholding should provide the Subscription and Information Agent, as the Company's agent in respect of exercised Rights (the "requester"), with such Rights holder's correct taxpayer identification number (or with a certification that such Rights holder is awaiting a taxpayer identification number) and with a certification that such Rights holder is not subject to backup withholding by completing Substitute Form W-9 below.

Certain Rights holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription and Information Agent. Exempt Rights holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9 for additional instructions.

If backup withholding applies, the Company or the Subscription and Information Agent, as the case may be, will be required to withhold 31% of any such dividend payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

To prevent backup withholding on dividend payments, the Rights holder is required to notify the Subscription and Information Agent of such Rights holder's correct taxpayer identification number by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the taxpayer identification number provided is correct (or that such Rights holder is awaiting a taxpayer identification number). In addition, the Rights holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under-reporting of interest or dividend income, or (iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AND INFORMATION AGENT

The Rights holder is required to give the Subscription and Information Agent the taxpayer identification number of the record owner of the Rights. If such record owner is an individual, the TIN is the taxpayer's social security number. For most other entities, the taxpayer identification number is the employer identification number. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9 for additional guidelines on what number to report. If the Subscription and Information Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50.00 penalty imposed by the IRS.

             REQUESTER'S NAME: [SUBSCRIPTION AND INFORMATION AGENT]


              GIVE FORM TO THE REQUESTER.  DO NOT SEND TO THE IRS.

                                          Name: (If a joint account or you changed your name, see enclosed Guidelines.)

                             -------------------------------------------------------------------------------------------------------

                                                             Business name, if different from above.

                             -------------------------------------------------------------------------------------------------------

                             Check appropriate box: [ ] Individual/Sole Proprietor [ ] Corporation [ ] Partnership [ ] Other _______

                             -------------------------------------------------------------------------------------------------------

                                                         Address (number, street, and apt. or suite no.)

                             -------------------------------------------------------------------------------------------------------

                                                                    City, state and ZIP code

                             -------------------------------------------------------------------------------------------------------

        SUBSTITUTE                          PART I--TAXPAYER IDENTIFICATION NUMBER (TIN).                    PART II--FOR PAYEES
                                                                                                             EXEMPT FROM BACKUP
                                                                                                            WITHHOLDING (See the
                                                                                                             enclosed Guidelines)
                             ---------------------------------------------------------------------------
Form W-9                     Enter your TIN in the appropriate             Social Security Number
Department of the Treasury   box. For most individuals, this is
Internal Revenue Service     your social security number (SSN).     ------------------------------------
                             For most other entities, it is your
                             employer identification number            Employer Identification Number
                             (EIN). If you do not have a number,
                             see HOW TO GET A TIN in the enclosed   ------------------------------------
                             Guidelines.


Payer's Request For          NOTE: If the account is in more than
 Taxpayer Identification     one name, see the chart in the
 Number (TIN)                enclosed Guidelines to determine
                             what number to give.

PART III--CERTIFICATION

Under penalties of perjury, I certify that:

1. THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND

2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING; OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
    (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS; OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING.

CERTIFICATION INSTRUCTIONS--You must cross out item 2 above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

SIGNATURE                                                 DATE
          -----------------------------------------------      -----------------


     NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES
      FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION ON
                  SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                GUIDELINES FOR
         REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
                            ON SUBSTITUTE FORM W-9


WHAT NAME AND NUMBER TO GIVE THE REQUESTER

  NAME

  If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in
Part I of the form.

  Sole Proprietor--You must enter your INDIVIDUAL NAME as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the BUSINESS NAME line.

  Other Entities--Enter the business name as shown on required Federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

  TAXPAYER IDENTIFICATION NUMBER (TIN)

  You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see HOW TO GET A TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the requester.

  Social Security numbers (SSN's) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN's) have nine digits separated by only one hyphen: i.e. 00-0000000.

  The table below will help determine the number to give the requester.

FOR THIS TYPE OF ACCOUNT:                                                    GIVE NAME AND SSN OF:
1.  Individual                                                               The individual
2.  Two or more individuals (joint account)                                  The actual owner of the account or, if
                                                                             combined funds, the first individual on the
                                                                             account/(1)/
3.  Custodian account of a minor (Uniform Gift to Minors Act)                The minor/(2)/
4.  a.  The usual revocable savings trust (grantor is also trustee)          The grantor-trustee/(1)/
    b.  The so-called trust account that is not a legal or valid             The actual owner/(1)/
        trust under State law
5.  Sole proprietorship                                                      The owner/(3)/


FOR THIS TYPE OF ACCOUNT:                                                    GIVE NAME AND EIN OF:

6.  Sole proprietorship                                                      The owner/(3)/
7.  A valid trust, estate or pension trust                                   Legal entity/(4)/
8.  Corporation                                                              The corporation
9.  Association, club, religious, charitable, educational or other           The organization
    tax-exempt organization
10. Partnership                                                              The partnership
11. A broker or registered nominee                                           The broker or nominee

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
FOR THIS TYPE OF ACCOUNT:                                                    GIVE NAME AND SSN OF:
12. Account with the Department of Agriculture in the name of a              The public entity
    public entity (such as a State or local government, school district, or prison) that receives agricultural program payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


  HOW TO GET A TIN

  If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get FORM SS-5, Application for a Social Security Number Card, from your local Social Security Administration Office. Get FORM W-7 to apply for an individual taxpayer identification number or FORM SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

  If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and
give it to the requester.   For interest and dividend payments and certain
payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the requester. Other payments are subject to backup withholding.

  NOTE: Writing "Applied For" means that you have already applied for a taxpayer identification number OR that you intend to apply for one soon.


EXEMPTION FROM BACKUP WITHHOLDING

  PAYEES EXEMPT FROM BACKUP WITHHOLDING

  Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

  For interest and dividends, the following payees are exempt from backup withholding:

  .  A corporation.

  .  A financial institution.

  . An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

  .  The United States or any of its agencies or instrumentalities.

  . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  . A foreign government or any of its political subdivisions, agencies, or instrumentalities.

  .  An international organization or any of its agencies or instrumentalities.

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

  . A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  .  A real estate investment trust.

  .  A common trust fund operated by a bank under section 584(a) of the Code.

  . An entity registered at all times during the tax year under the Investment Company Act of 1940.

  .  A foreign central bank of issue.

  . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

  .  A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.


  PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

  Dividends and patronage dividends that generally are exempt from backup withholding include:

  . Payments to nonresident aliens subject to withholding under section 1441 of the Code.

  . Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  .  Payments of patronage dividends not paid in money.

  .  Payments made by certain foreign organizations.

  .  Payments made by an ESOP pursuant to section 404(k) of the Code.

  Interest payments that are generally exempt from backup withholding include:

  . Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and. you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

  .  Payments described in section 6049(b)(5) of the Code to nonresident aliens.

  .  Payments on tax-free covenant bonds under section 1451 of the Code.

  .  Payments made by certain foreign organizations.

  Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

  If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER IN PART I, WRITE "EXEMPT" IN PART II, AND SIGN AND DATE THE FORM AND RETURN IT TO THE REQUESTER.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed FORM W-8, Certificate of Foreign Status.


PRIVACY ACT NOTICE

  Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers

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

must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


PENALTIES

  (1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

  (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


            FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE.

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